SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 9, 2014

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-33393	94-3306718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

(204) 497-9024

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 9, 2014, Aracaris Capital Ltd, a subsidiary of the Company in the UK, completed the purchase of the second portion of the property intended for the manufacturing expansion for DCVax products in the UK.  This property is located within and surrounded by the first portion of the property already acquired by Aracaris, as previously reported.  The purchase price for the additional property was £5 million (approximately $7.86 million).  The additional property includes approximately 12 acres of potentially developable land (as well as non-developable land), and certain existing buildings.  Development of the property for DCVax manufacturing will require approval by the Planning Commission to re-classify the property, removal of certain existing structures, making certain site improvements, Planning Commission approval of the intended use after re-classification, and Planning Commission approval of the specific designs and engineering. The Company plans to explore various structures and approaches for financing and/or development of the property that may enable the Company to withdraw its capital from the property.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: December 15, 2014	By:	/s/ Linda Powers
Linda Powers, Chief Executive Officer, Chairperson